PROTOTYPE PRODUCT DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (“Agreement”) is entered into and effective as of this 29th day of April 2008, by and between Kuong U Science & Technology (Group) Ltd. (hereinafter referred to as “Party A”), a corporation organized and existing under the laws of Macau, and having its principal office at No. 1 Pingbei Road 2, Nanping Science & Technology Industrial Park, Zhuhai City, Guangdong Province, China and Zhuhai Yuemao Laser Facility Engineering Co., Ltd. (hereinafter referred to as “Party B”), a Chinese company organized under the laws of the People’s Republic of China (“PRC”) and having its registered office at No.1 Pingbei Road 2, Nanping Science & Technology Industrial Park, Zhuhai City, Guangdong Province, China. Party A and Party B are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Party A and Party B are owned by the same owners.

WHEREAS, Party A desires to have Party B develop certain prototype products (“Products”), and Party B is willing to develop the Products for Party A pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.	SCOPE OF WORK; SALES RIGHT

1.1	Party B agrees to develop the Products of which the sample products are more specifically described in Appendix 1.

1.2	Party B shall have the right to sell, at its sole discretion, the Products to a third party.

2.	DELIVERY OF TECHNICAL INFORMATION

As soon as practicable at or after the execution of this Agreement, Party A shall transfer to Party B all relevant technical information relating to the Products.

3.	PAYMENT

In consideration of the relationship between the two Parties, Party B has been developing these prototype products as a courtesy and free of charge. Party A agrees it will pay Party B a 1% royalty fee on Party A’s actual sales of the products. The total amount will be paid when actual sales occur and will be paid on a quarterly base.

4.	INTELLECTUAL PROPERTY OWNERSHIP

The Parties acknowledge and agree that Party A or its affiliates shall own all right, title and interest in and to the Products, including without limitation, any know-how, trade secrets, plans, designs, processes, formulas, manufacturing techniques, discoveries, inventions and ideas, product specifications in connection with the development of the Products as well as any and all intellectual property rights invented solely by Party B.

5.	REPRESENTATIONS

Each party hereby represents and warrants that it has the full right, authority and power to enter into this Agreement and to make, assume and fully perform the obligations set forth herein, and that this Agreement has been duly executed and constitutes the valid and binding obligation of such party, and is enforceable in accordance with its terms.

6.	CONFIDENTIALITY

6.1
Each Party shall maintain the secrecy and confidentiality of, and not disclose to any third party or person, any proprietary, secret or confidential data and information relating to the other Party and its business operations and other such information as disclosed to a Party by the other Party at any time during or for the purpose of negotiation and implementation of this Agreement (“Confidential Information”).

6.2	No Party shall use any Confidential Information of the other Party for its own purposes or any purpose other than implementing this Agreement.

7.	TERM AND TERMINATION

7.1	This Agreement shall become effective as of the date hereof, shall continue in full force until expiration or termination of this Agreement.

7.2	Party A may, at its sole discretion, terminate this Agreement at any time which it considers appropriate.

7.3	Upon any breach by Party B of any of its obligations hereunder, Party A may terminate this Agreement by written notice to Party B. Such notice of termination shall be effective upon receipt.

7.4
Upon the change in ownership of Party B or the consolidation with or merger into any other corporation or entity by Party B, Party A may terminate this agreement by giving notice to Party B. Such notice of termination shall be effective immediately upon receipt.

7.5
Notwithstanding the foregoing, any termination or expiration of this Agreement shall not release any party from any liability or obligation which has already accrued as of the date of such termination or expiration.

8.	NOTICE

8.1	All notices between the Parties shall be written in Chinese and in English and delivered, either by courier, registered airmail, fax or telegram, to the following addresses:

To Party A:	Kuong U Science & Technology (Group) Ltd.
Room 2308, Yuanyangmingzhu Plaza
Hujiangxincheng, Tianhe District
Guangzhou, Guangdong Province, PRC 510623
Attention: Wensheng Chen
Tel: +86 20-3759-1253

To Party B:	Zhuhai Yuemao Laser Facility Engineering Co., Ltd.
No.1 Pingbei Road 2,
Nanping Science & Technology Industrial Park,
Zhuhai City, Guangdong Province, PRC 519060
Attention: Ling Chen
Tel : 86-756-8682610, 8682787

9.	GOVERNING LAW AND DISPUTE RESOLUTION

9.1	This Agreement shall be governed by and construed according to the laws of the United States.

9.2
Any dispute, controversy or claim arising out of or in connection with this Agreement or the breach, termination or invalidity thereof (“Dispute”) shall be settled through friendly consultations between the Parties. If no settlement can be reached through consultations within 60 days from the date on which one Party first notifies the other Party in writing of the existence of a Dispute, then the Dispute shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) to be finally settled by arbitration in accordance with the Rules of that Centre by sole arbitrator appointed in accordance with those Rules.

9.3
The place of arbitration shall be Hong Kong. The arbitration proceedings shall be conducted in English and shall take place in Hong Kong. The arbitration award shall be final and binding upon the Parties, and the Parties agree to be bound thereby and to act accordingly.

10.	FORCE MAJEURE

Neither Party shall be liable or considered in default for failure to perform any obligation under this Agreement because of an occurrence of force majeure, which for the purpose of this Agreement shall include any event beyond the control of the Parties which is not foreseeable, or, if foreseeable, is unavoidable, and which prevents the completion of any of the obligations of the Parties of this Agreement.

11.	ASSIGNMENT

This Agreement is personal to Party B, and Party B shall not transfer or assign this Agreement or the rights hereunder, to any third party without the prior written consent of Party A or any successor of Party A.

12.	WAIVER

Any waiver by either Party of a breach by the other Party of any obligation under this Agreement shall not constitute a waiver of any succeeding breach by such other Party of the same obligation. The failure of either Party to exercise any of its rights provided under this Agreement shall not constitute a waiver of such right.

13.	SEVERABILITY

No provisions of this Agreement found illegal, against public policy or otherwise unenforceable shall in any way invalidate or render unenforceable any other provision or provisions of this Agreement and each such provision hereunder shall be considered separate and severable.

14.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties relating to the development of Products and supersedes any prior negotiations, representations, understandings, memoranda or commitments in respect thereto.

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IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THEIR DULY AUTHORIZED REPRESENTATIVES TO EXECUTE THIS AGREEMENT IN DUPLICATE AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

PARTY A:
KUONG U SCIENCE & TECHNOLOGY (GROUP) LTD.

By:	/s/ Wensheng Chen
Name:	Wensheng Chen
Title:	Chairman of the Board of Directors

PARTY B:
ZHUHAI YUEMAO LASER FACILITY ENGINEERING CO., LTD.

By:	/s/ Ling Chen
Name:	Ling Chen
Title:	General Manager

APPENDIX 1

PRODUCTS

I.	Sample Prototype Products in PV Module Series

Name	Characteristics	Specifications
Solar modules GYSP-200	Open circuit voltage(Voc): 48V Optimum operating voltage: (Vmp)37.5V Short circuit current(Isc): 5.46A Optimum operating current(Imp): 5.2A Peak power(Pm): 200W	Monocrystalline silicon Dimension(mm):1830x825x50 Tolerance: ±5% Weight:16.9kg Maximum system voltage: 1000V DC

Solar modules GYSP-180	Open circuit voltage(Voc): 44.9V Optimum operating voltage: (Vmp)38.6V Short circuit current(Isc): 5.1A Optimum operating current(Imp): 4.68A Peak power(Pm): 180W	Monocrystalline silicon Dimension(mm): 1715x802x45 Tolerance: ±5% Weight: 16.9kg Maximum system voltage: 1000V DC

Solar modules GYSP-175	Open circuit voltage(Voc): 44.06V Optimum operating voltage: (Vmp)35.5V Short circuit current(Isc): 5.25A Optimum operating current(Imp): 4.95A Peak power(Pm): 175W	Monocrystalline silicon Dimension(mm): 1580x808x37 Tolerance: ±5% Weight: 15.3kg Maximum system voltage: 1000V DC

Solar modules GYSP-160	Open circuit voltage(Voc): 43.2V Optimum operating voltage (Vmp): 35V Short circuit current (Isc): 5.1A Optimum operating current (Imp): 4.59A Peak power(Pm): 160W	Monocrystalline silicon Dimension(mm): 1588x802x45 Tolerance: ± 5% Weight: 15.6kg Maximum system voltage: 1000V DC

Solar modules GYSP-130	Open circuit voltage(Voc): 22.6V Optimum operating voltage (Vmp): 17.6V Short circuit current (Isc): 7.83A Optimum operating current (Imp): 7.35A Peak power(Pm): 130W	Monocrystalline silicon Dimension(mm): 1466x656x40 Tolerance: ± 5% Weight: 13.2kg Maximum system voltage: 1000V DC

Solar modules GYSP-120	Open circuit voltage(Voc): 22.5V Optimum operating voltage (Vmp): 17.5V Short circuit current (Isc): 7.12A Optimum operating current (Imp): 6.8A Peak power(Pm): 120W	Monocrystalline silicon Dimension(mm): 1425X650X40 Tolerance: ± 5% Weight: 10.8kg Maximum system voltage: 1000V DC

Solar modules GYSP-100	Open circuit voltage(Voc): 21.6V Optimum operating voltage (Vmp): 17.4V Short circuit current (Isc): 7.24A Optimum operating current (Imp): 6.14A Peak power(Pm): 100W	Monocrystalline silicon Dimension(mm): 1425X650X40 Tolerance: ± 5% Weight: 10.8kg Maximum system voltage: 1000V DC

Solar modules GYSP-80	Open circuit voltage(Voc): 21.3 V Optimum operating voltage (Vmp): 17.4V Short circuit current (Isc): 5.2A Optimum operating current (Imp): 4.6A Peak power(Pm): 80W	Monocrystalline silicon Dimension(mm): 802X802X35 Tolerance: ±5% Weight: 9.1kg Maximum system voltage: 720V DC

Solar modules GYSP-65	Open circuit voltage(Voc): 21.6V Optimum operating voltage (Vmp): 17.5V Short circuit current (Isc): 3.51A Optimum operating current (Imp): 3.71A Peak power(Pm): 65W	Monocrystalline silicon Dimension(mm): 785X650X28 Tolerance: ±5% Weight: 5kg Maximum system voltage: 720V DC

Solar modules GYSP-50	Open circuit voltage(Voc): 21.8V Optimum operating voltage (Vmp): 17.9V Short circuit current (Isc): 3.0A Optimum operating current (Imp): 2.81A Peak power(Pm): 50W	Monocrystalline silicon Dimension(mm): 540X710X35 Tolerance: ±5% Weight: 5.3kg Maximum system voltage: 720V DC

Solar modules GYSP-40	Open circuit voltage(Voc): 21.8V Optimum operating voltage (Vmp): 17V Short circuit current (Isc): 2.55A Optimum operating current (Imp): 2.34A Peak power(Pm): 40W	Monocrystalline silicon Dimension(mm): 758X534X30 Tolerance: ±5% Weight: 5.8kg Maximum system voltage: 720V DC

Solar modules GYSP-30	Open circuit voltage(Voc): 21.5V Optimum operating voltage (Vmp): 16.8V Short circuit current (Isc): 2.02A Optimum operating current (Imp): 1.79A Peak power(Pm): 30W	Monocrystalline silicon Dimension(mm): 435X650X25 Tolerance: ±5% Weight: 3.5kg Maximum system voltage: 720V DC

Solar modules GYSP-20	Open circuit voltage(Voc): 21.5V Optimum operating voltage (Vmp): 16.9V Short circuit current (Isc): 1.35A Optimum operating current (Imp): 1.2A Peak power(Pm): 20W	Monocrystalline silicon Dimension(mm): 605X287X25 Tolerance: ±5% Weight: 3.1kg Maximum system voltage: 720V DC

Solar modules GYSP-10	Open circuit voltage(Voc): 21.5V Optimum operating voltage (Vmp): 17V Short circuit current (Isc): 0.71A Optimum operating current (Imp): 0.58A Peak power(Pm): 10W	Monocrystalline silicon Dimension(mm): 288X310X28 Tolerance: ±5% Weight: 2.1kg Maximum system voltage: 720V DC

II.	Sample Products in PV Lighting Unit Series

Name	Characteristics and Specifications
GYSL-1	5V 2.5AH Lead-Acid Battery 8 W light tube Alternative charging Mode Car charger Adaptor Solar panel Charging time: 8 times Continuously work for 30 hours Carton size 68X40X52 23.5Kg

GYSL-6	6V 1.5AH Ni-MH Battery 7 Lumination Time 8 hours Continuous Working Time 7 days Body Material plastic body Color white/Green/Yellow 1 LED 10000mcd 8h 2Batteries Carton size 35X45x56

GYSL-2	5V 2.5AH Lead-Acid Battery 8W Light Tube Alternative charging Mode Car charger Adaptor Solar panel Charging time: 8 times Continuously work for 30 hours Carton size 65X42X42.5 10.5Kg

GYSL-3	Stainless Steel Body 8W Light Tube Continuously work for 30 hours Carton size 65X42X42.5 16.5Kg

GYSL-4	175W Solar Energy system 70Ah Battery Controller 7A Energy Conservation Lamp 15W Lumination Time 8 hours Continuous Working Time 7 days

GYSL-5	6V 1.5AH Ni-MH Battery 7W Light Tube Charging time: 8 times Continuously work for 30 hours Carton size 35X42X120 Color White

GYSL-7	100W Solar Energy system 60Ah Battery Controller 10A Energy Conservation Lamp 15W Lumination Time 8 hours Continuous Working Time 7 days

GYSL-8	45W Solar Energy system 50Ah Battery Controller 7A Energy Conservation Lamp 12W Lumination Time 8 hours Continuous Working Time 7 days

GYSL-9	40W Solar Energy system 65Ah Battery Controller 6A Energy Conservation Lamp 11W Lumination Time 8 hours Continuous Working Time 7 days

GYSL-10	80W Solar Energy system 100Ah Battery Controller 7A Energy Conservation Lamp 10W Lumination Time 8 hours Continuous Working Time 7 days